Exhibit 10.8 to 2007 10-K

CONVERGYS CORPORATION

1998 LONG TERM INCENTIVE PLAN, AS AMENDED

1. Purpose.

The primary purpose of the Convergys Corporation 1998 Long Term Incentive Plan, as amended (the “Plan”) is to further the long term growth of Convergys Corporation (the “Company”) by offering competitive incentive compensation related to long term performance goals to those employees of the Company and its affiliates who will be largely responsible for planning and directing such growth. The Plan is also intended as a means of reinforcing the commonality of interest between the Company’s shareholders and the employees who are participating in the Plan and as an aid in attracting and retaining employees of outstanding abilities and specialized skills. The Plan became effective on July 20, 1998, the date on which it was approved by the shareholders of the Company (the “Effective Date”).

2. Administration.

2.1 The Plan shall be administered by the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). The Committee shall consist of at least three members of the Board (a) who are neither officers nor employees of the Company and (b) who are “outside directors” within the meaning of section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.2 Subject to the limitations of the Plan, the Committee shall have complete authority (a) to select from the employees and Non-Employee Advisors (as defined in Section 10B) of the Company and its affiliates those individuals who shall participate in the Plan, (b) to make awards in such forms and amounts as it shall determine and to cancel, suspend or amend awards, (c) to impose such limitations, restrictions and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (e) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan; provided, however, that notwithstanding the foregoing, except as otherwise permitted under Section 14, the Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding option to reduce its exercise price or cancel an option and replace it with an option having a lower exercise price. Determinations of fair market value under the Plan shall be made in accordance with the methods and procedures established by the Committee. The Committee’s determinations on matters within its authority shall be conclusive and binding on the Company and all other parties.

2.3 The Committee may delegate to one or more Senior Managers or to one or more committees of Senior Managers the right to make awards to employees who are not officers or directors of the Company and to Non-Employee Advisors.

2.4 In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals or who are employed by the Company or any subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

3. Types of Awards.

Awards under the Plan may be in any one or more of the following: (a) stock options, including incentive stock options (“ISOs”), (b) stock appreciation rights (“SARs”), in tandem with stock options or free-standing, (c) restricted stock, (d) restricted stock units, (e) performance shares and performance units conditioned upon meeting performance criteria and (f) other awards based in whole or in part by reference to or otherwise based on Company Common Shares, without par value (“Common Shares”). In connection with any award or any deferred award, payments may also be made representing dividends or interest or other equivalent. No awards shall be made under the Plan after ten years from the Effective Date.

4. Shares Subject to Plan.

Subject to adjustment as provided in Section 14 below, 38,000,000 of the Company’s Common Shares may be issued or transferred (1) upon the exercise of options or SARs, (2) as restricted shares (whether or not deferred pursuant to Section 12) and released from substantial risks of forfeiture, (3) in payment of restricted stock units or performance units or performance shares that have been earned, or (4) in payment of dividend equivalents paid with respect to awards made under the Plan. Common Shares available in any year which are not used for awards under the Plan shall be available for award in subsequent years. Notwithstanding the foregoing, subject to adjustment as provided in Section 14 below, (a) the total number of Common Shares actually issued by the Company upon the exercise of ISOs shall not exceed 15,000,000, (b) the total number of Common Shares that may be subject to awards granted under the Plan, in the form of stock options, SARs, performance shares, restricted stock specifying objective performance criteria or other stock awards specifying objective performance criteria to any one individual, during any calendar year, shall not exceed separately or in the aggregate, 500,000 and (c) the total amount of cash (or fair market value of property) payable pursuant to performance units granted to any one individual during any calendar year shall not exceed $3,500,000.

In the future, if another company is acquired, any Common Shares covered by or issued as result of the assumption or substitution of outstanding grants of the acquired company shall not be deemed issued under the Plan and shall not be subtracted from the Common Shares available for grant under the Plan. The Common Shares issued or transferred under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares. If any Common Shares subject to any award are forfeited, terminated, cancelled or settled in cash or otherwise terminated with or without issuance or transfer of Common Shares, the Common Shares subject to such award shall again be available for grant pursuant to the Plan. Common Shares withheld in payment of any exercise price or taxes relating to an award shall be deemed to constitute Common Shares not issued or transferred to the participant and shall be deemed to again be available for awards under the Plan. This Section shall apply to the number of Common Shares reserved and available for ISOs only to the extent consistent with applicable provisions of the Code and Treasury regulations related to ISOs.

5. Stock Options.

Except as provided in Sections 10A and 10B, all stock options granted under the Plan shall be subject to the following terms and conditions:

5.1 The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any employee of the Company or affiliate of the Company options to purchase Common Shares, which options may be options that comply with the requirements for incentive stock options set forth in section 422 of the Code (“ISOs”) or options which do not comply with such requirements (“NSOs”) or both. The grant of an option shall be evidenced by an Evidence of Award containing such terms and conditions as the Committee may from time to time prescribe (“Stock Option Agreement”). For purposes of the Plan, “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence, including electronic evidence, approved by the Committee which sets forth the terms and conditions of the award.

5.2 The purchase price per Common Share of options granted under the Plan shall be determined by the Committee; provided that the purchase price per Common Share of any ISO shall not be less 100% of the fair market value of a Common Share on the date the ISO is granted.

5.3 Unless otherwise prescribed by the Committee in the Stock Option Agreement, each option granted under the Plan shall be for a period of ten years, shall be exercisable in whole or in part after the commencement of the second year of its specified term and may thereafter be exercised in whole or in part before it terminates under the provisions of the Stock Option Agreement. The Committee shall establish procedures governing the exercise of options and shall require that notice of exercise be given and that the option price be paid in full in cash at the time of exercise. The Committee may permit an optionee, in lieu of part or all of the cash payment, to make payment in Common Shares or other property valued at fair market value on the date of exercise, as partial or full payment of the option price. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the optionee a certificate or certificates representing the acquired Common Shares, unless, in accordance with rules prescribed by the Committee, the optionee has elected to defer receipt of the Common Shares.

5.4 Any ISO granted under the Plan shall be exercisable upon the date or dates specified in the Stock Option Agreement, but not earlier than one year after the date of grant of the ISO and not later than 10 years after the date of grant of the ISO, provided that the aggregate fair market value, determined as of the date of grant, of Common Shares for which ISOs are exercisable for the first time during any calendar year as to any individual shall not exceed the maximum limitations in section 422 of the Code. Notwithstanding any other provisions of the Plan to the contrary, no individual will be eligible for or granted an ISO if, at the time the option is granted, that individual owns (directly or indirectly, within the meaning of section 424(d) of the Code) stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

6. Stock Appreciation Rights.

6.1 A SAR may be granted free-standing or in tandem with new options or after the grant of a related option which is not an ISO. The SAR shall represent the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of the Common Shares on the date of exercise of the SAR (or, if the Committee shall so determine in the case of any SAR not related to an ISO, any time during a specified period before the exercise date) exceeds the grant price of the SAR.

6.2 The grant price and other terms of the SAR shall be determined by the Committee.

6.3 Payment of the amount to which an individual is entitled upon the exercise of a SAR shall be made in cash, Common Shares or other property or in a combination thereof, as the Committee shall determine. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at fair market value on the date of exercise of the SAR.

6.4 Unless otherwise determined by the Committee, any related option shall no longer be exercisable to the extent the SAR has been exercised and the exercise of an option shall cancel the related SAR to the extent of such exercise.

7A. Restricted Stock.

Common Shares awarded as restricted stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Committee otherwise elects. The recipient shall have, with respect to Common Shares awarded as restricted stock, all of the rights of a shareholder of the Company, including the right to vote the Common Shares, and the right to receive any cash dividends, unless the Committee shall otherwise determine. Upon termination of employment during the restricted period, all restricted stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, retirement, disability, death or special circumstances. Restricted stock grants may specify objective performance criteria (in accordance with Section 8 below) the achievement of which is a condition to termination or early termination of the restrictions applicable to some or all of such shares. Each such grant may specify in respect of such objective performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified criteria.

7B. Restricted Stock Units.

The Committee may award to any participant restricted stock units. Each such grant shall represent the right of the recipient to receive a number of Common Shares in the future, but subject to the fulfillment of such conditions as the Committee may specify. Recipients of restricted stock units are not required to provide consideration other than the rendering of service, unless the Committee otherwise elects. Each award of restricted stock units shall be evidenced by an Evidence of Award containing such terms and conditions as the Committee may determine. An award of restricted stock units may specify objective performance criteria (in accordance with Section 8 below), the achievement of which is a condition to the Company’s obligation to deliver Common Shares thereunder. Each such grant may specify in respect of such objective performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Common Shares deliverable under the award if performance is at or above the minimum level, but falls short of full achievement of the specified criteria.

8. Performance Shares and Units.

8.1 The Committee may award to any participant performance shares or performance units (“Performance Award”). Each performance share shall represent, as the Committee shall determine, one Common Share or other security. Each performance unit shall represent the right of the recipient to receive an amount equal to the value determined in the manner established by the Committee at the time of the award. Recipients of Performance Awards are not required to provide consideration other than the rendering of service, unless the Committee otherwise elects.

8.2 Each Performance Award under the Plan shall be evidenced by an Evidence of Award containing such terms and conditions as the Committee may determine.

8.3 Each Performance Award shall specify objective performance criteria which, if achieved, will result in payment or early payment of the award, and each award may specify in respect of such specified objective performance criteria a minimum acceptable level of achievement and shall set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified objective performance criteria. Each award shall specify that, before the performance share or performance units shall be earned and paid, the Committee must determine that the objective performance criteria have been satisfied. Objective performance criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, business unit, division, department, region or function within the Company or subsidiary. The objective performance criteria may be made relative to the performance of other corporations. The objective performance criteria shall be based on specified levels of or growth in one or more of the following criteria: earnings per share; stock price; total shareholder return; return on investment; return on capital; revenues; earnings from operations; earnings before or after interest and taxes; net income; cash flow; debt to capital ratio; economic value added; return on equity; return on assets; earnings before or after interest, depreciation, amortization or extraordinary or special items; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operation; cash flow in excess of cost of capital; operating margin; and profit.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 14 of this Plan) render the objective performance criteria unsuitable, the Committee may in its discretion modify such criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

The performance period for each award within which the objective performance criteria are to be achieved shall be of such duration as the Committee shall establish at the time of award (“Performance Period”). There may be more than one award in existence at any one time, and Performance Periods may differ.

8.4 The Committee may provide that amounts equivalent to dividends paid shall be payable with respect to each Performance Share awarded, and that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to amounts equivalent to dividends previously credited to the participant. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to performance units.

8.5 Payments of performance shares and any related dividends, amounts equivalent to dividends and amounts equivalent to interest may be made in a lump sum or in installments, in cash, property or in a combination thereof, as the Committee may determine. Payment of performance units and any related amounts equivalent to interest may be made in a lump sum or in installments, in cash, property or in a combination thereof, as the Committee may determine.

9. Other Stock Unit Awards.

9.1 The Committee is authorized to grant to employees of the Company and its affiliates, either alone or in addition to other awards granted under the Plan, awards of Common Shares or other securities of the Company or any subsidiary of the Company and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company or any subsidiary of the Company (“other stock unit awards”). Other stock unit awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine.

9.2 The Committee shall determine the employees to whom other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of other stock unit awards need not be the same with respect to each recipient. The recipient shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities prior to the later of the date on which the Common Shares or other securities are issued, or the date on which any applicable restrictions or performance or deferral periods lapse. Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to other stock unit awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares or other securities on the date of grant, unless the Committee otherwise elects.

10A. Grants to Non-Employee Directors.

10A.1 For purposes of the Plan, “Non-Employee Director” means a member of the Board who is not an employee of the Company or an affiliate of the Company. In addition to awards to employees and Non-Employee Advisors, awards (other than ISOs) also may be made to Non-Employee Directors under the Plan. Except as otherwise provided in this Section 10A, any award to a Non-Employee Director shall be subject to all of the terms and conditions of the Plan.

10A.2 The Board, in its sole discretion, may make awards to Non-Employee Directors. In exercising such authority, the Board shall have all of the power otherwise reserved to the Committee under the Plan, including, but not limited to, the sole and complete authority (a) to select the Non-Employee Directors who shall be eligible to receive awards, (b) to select the types and amounts of awards which may be made and (c) to impose such limitations, restrictions and conditions upon awards as the Board shall deem appropriate.

10B. Grants to Non-Employee Advisors.

10B.1 For purposes of the Plan, “Non-Employee Advisor” means an individual selected by the Company or one or more of its affiliates to participate in one or more foreign advisory boards who is neither an employee of the Company or an affiliate of the Company nor a Non-Employee Director. In addition to awards to employees and Non-Employee Directors, awards (other than ISOs) also may be made to Non-Employee Advisors under the Plan. Except as otherwise provided in this Section 10B, any award to a Non-Employee Advisor shall be subject to all of the terms and conditions of the Plan.

10B.2 The Committee, in its sole discretion, may make awards to Non-Employee Advisors. In exercising such authority, the Committee shall have complete authority (a) to select the Non-Employee Advisors who shall be eligible to receive awards, (b) to select the types and amounts of awards which may be made and (c) to impose such limitations, restrictions and conditions upon awards as the Committee shall deem appropriate.

11. Nonassignability of Awards.

Unless permitted by the Committee, no award granted under the Plan shall be assigned, transferred, pledged or otherwise encumbered by the recipient, otherwise than (a) by will, (b) by designation of a beneficiary after death or (c) by the laws of descent and distribution. Each award shall be exercisable during the recipient’s lifetime only by the recipient or, if permissible under applicable law, by the recipient’s guardian or legal representative or, in the case of a transfer permitted by the Committee, by the recipient of the transferred amount.

12. Deferrals of Awards.

The Committee may permit recipients of awards to defer the distribution of all or part of any award in accordance with such terms and conditions as the Committee shall establish.

13. Provisions Upon Change of Control.

In the event of a Change in Control occurring on or after the Effective Date, the provisions of this Section 13 will supersede any conflicting provisions of the Plan.

13.1 In the event of a Change in Control, (a) all outstanding stock options and SARs under Sections 5 and 6 of the Plan shall become exercisable in full, (b) the restrictions otherwise applicable to any Common Shares awarded as restricted stock under Section 7A of the Plan shall lapse, (c) all Common Shares that are the subject of restricted stock units granted under Section 7B shall be issued, and (d) the performance criteria relating to outstanding performance shares, performance units and other awards under Sections 8 and 9 of the Plan shall be deemed to have been satisfied in full and such awards shall be paid in full within five business days of such Change in Control, provided that for those performance awards issued after February 19 2007, performance goals will not be deemed satisfied in full and such awards shall be paid based upon actual results as of the date of the Change in Control; further, unless the Committee shall revoke such an entitlement prior to a Change in Control, any optionee who is deemed by the Committee to be a statutory officer (“insider”) for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), shall be entitled to receive in lieu of exercise of any stock option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate price of such option, or portion thereof, and (a) in the event of a tender offer or similar event, the final offer price per share paid for Common Shares times the number of Common Shares covered by the option or portion thereof, or (b) the aggregate value of the Common Shares covered by the stock option.

In the event of a tender offer in which fewer than all Common Shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the Common Shares covered by a stock option as results from multiplying such Common Shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of a stock option shall be affected by this provision, all or such portion of the stock option shall be terminated.

13.2 For purposes of this Section 13, a “Change in Control” of the Company means and shall be deemed to occur if:

(a) a tender shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

(b) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the 1934 Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

(c) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

(d) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the 1934 Act, shall acquire 20% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) of the 1934 Act, controls in any manner the election of a majority of the directors of the Company; or

(e) within any period of two consecutive years commencing on or after the Effective Date of the Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) pursuant to the 1934 Act.

13.3 In the event of a Change in Control, the provisions of this Section 13 may not be amended on or subsequent to the Change in Control in any manner whatsoever which would be adverse to any recipient of an award under the Plan without the consent of such recipient who would be so affected; provided, however, the Board may make minor or administrative changes to this Section 13 or changes to conform to applicable legal requirements.

14. Adjustments.

14.1 In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

14.2 Subject to restrictions and limitations otherwise provided under the Plan, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry it into effect.

15. Amendments and Terminations.

Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no such action shall impair the rights of any recipient of an award under the Plan without such recipient’s consent and provided that no amendment shall be made without shareholder approval which (a) increases the total number of Common Shares reserved for issuance pursuant to the Plan or the total number of Common Shares which may be issued upon the exercise of ISOs or the total number of Common Shares which may be issued to any one individual (b)

changes the classes of persons eligible to receive awards under the Plan or (c) is required to be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded.

16. Withholding.

To the extent required by applicable federal, state, local or foreign law, the recipient of an award under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding obligations that arise in connection with the award and the Company shall have the right to withhold from any cash award the amount necessary, or retain from any award in the form of Common Shares a sufficient number of Common Shares, to satisfy the applicable withholding tax obligation. Unless otherwise provided in the applicable award agreement, a participant may satisfy any tax withholding obligation by any of the following means or any combination thereof: (a) by a cash payment to the Company, (b) by delivering to the Company Common Shares owned by the participant or (c) by authorizing the Company to retain a portion of the Common Shares otherwise issuable to the participant pursuant to the exercise or vesting of the award.

17. CBI Stock Plan.

17.1 For purposes of this Section 17, “CBI” means Cincinnati Bell Inc., “CBI Option” means an option to purchase CBI common shares granted under a CBI Stock Plan, “CBI Restricted Stock” means an award of CBI common shares as restricted stock under a CBI Stock Plan, “CBI Stock Plan” means, collectively, the Cincinnati Bell Inc. 1988 Long Term Incentive Plan, the Cincinnati Bell Inc. 1989 Stock Option Plan, the Cincinnati Bell Inc. 1997 Long Term Incentive Plan, the Cincinnati Bell Inc.1988 Stock Option Plan for Non-Employee Directors and the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors and “Distribution” means the date as of which CBI distributes to its shareholders all of the Common Shares owned by CBI.

17.2 At the time of the Distribution, each holder of a CBI Option shall receive an additional stock option under this Plan (“Company Option”) to purchase a number of Common Shares equal to the number of CBI common shares subject to the CBI Option. Each Company Option shall have the same terms and conditions (including vesting) as the CBI Option with respect to which it is granted, except that termination of employment shall mean, (a) in the case of a CBI employee or director, termination of employment with CBI and (b) in the case of a Company employee or director, termination of employment with the Company. The exercise price per share of each CBI Option (the “CBI Exercise Price”) shall be reduced, and the exercise price per share of the associated Company Option (the “Company Exercise Price”) shall be set so that (a) the sum of the CBI Exercise Price (after the reduction provided herein) and the Company Exercise Price is equal to the CBI Exercise Price (before the reduction provided herein) and (ii) the ratio of the CBI Exercise Price (after the reduction provided herein) to the Company Exercise Price is equal to the ratio of the average of the high and low per-share prices of CBI common shares on the New York Stock Exchange (“NYSE”) on January 4,

1999 to the average of the high and low per-share prices of Common Shares on the NYSE on January 4, 1999. Notwithstanding the foregoing, in the event that the number of Common Shares to be distributed to each CBI shareholder at the time of the Distribution with respect to each CBI common share owned by the shareholder on the record date for the Distribution is greater or less than one, the number of Common Shares represented by each Company Option and the Company Exercise Price shall be adjusted to reflect such difference.

17.3 At the time of the Distribution, the Common Shares to be distributed with respect to each CBI common share which constitutes CBI Restricted Stock shall be deemed to have been issued under this Plan and shall be subject to the same terms, conditions and restrictions (including vesting) which apply to the CBI Restricted Stock with respect to which the distribution is being made, except that termination of employment shall mean, (a) in the case of a CBI employee, termination of employment with CBI and (b) in the case of a Company employee, termination of employment with the Company.

18. Governing Law.

The Plan and each Evidence of Award shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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